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                                                                EXHIBIT 23.2(b)

              [LETTERHEAD OF DELOITTE & TOUCHE LLP APPEARS HERE]

INDEPENDENT AUDITORS' CONSENT

We consent to the use in this Amendment No. 1 to Registration Statement No. 333-72327 of AEI Resources, Inc. and AEI Holding Company, Inc. on Form S-4 of our report dated April 3, 1998 (May 15, 1998 as to note 6 and August 17, 1998 as to note 16), appearing in the Prospectus, which is part of this Registration Statement.

/s/ Deloitte & Touche LLP

Louisville, Kentucky
April 27, 1999